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                                                                     EXHIBIT 4.5

                     [FORM OF PREFERRED SHARE CERTIFICATE]

                             [FRONT OF CERTIFICATE]

      _____% SENIOR                                      _____% SENIOR
   PREFERRED SHARES                                   PREFERRED SHARES

         Number                                           Shares
         ------                                           ------
                                            The shares evidenced hereby are
                                            subject to restrictions on ownership
                                            and transfer as more fully described
                                            on the reverse side hereof.

[LOGO]                                      This Certificate is transferable in

__________________________________          ________________
Formed Under the Laws of
the State of Maryland


                                     CUSIP

                      See reverse for certain definitions

                          CROWN AMERICAN REALTY TRUST

This is to certify that ________________________________ is the owner of
___________ fully paid and non-assessable shares of the ______% Senior Preferred Shares of CROWN AMERICAN REALTY TRUST ("Crown") transferable on the books of Crown in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Second Amended and Restated Declaration of Trust (the "Declaration") of Crown and its Bylaws to all of which the holder, by acceptance hereof, assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. Witness the facsimile seal of Crown and the facsimile signatures of its duly authorized officers.

Dated:


Countersigned and registered:                       [Facsimile Signature]

__________________________________          ____________________________________
                                                   Chief Executive Officer
Transfer Agent and Registrar

By:

__________________________________
        Authorized Signature

                                                    [Facsimile Signature]
                                            ____________________________________
                                                           Secretary


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                            [REVERSE OF CERTIFICATE]

                          CROWN AMERICAN REALTY TRUST

                               CLASSES OF SHARES

         Crown is authorized in the Declaration to issue more than one class of capital shares consisting of Common Shares, Excess Shares and one or more series of Preferred Shares. The Board of Trustees of Crown is authorized to determine the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, terms and conditions of redemption of any class or series of Preferred Shares before the issuance of such class or series. Crown will furnish, without charge, to any shareholder making a written request therefore, a written statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of each class or series of shares which Crown is authorized to issue. Requests for such written statements may be directed to the secretary of Crown at the principal office of Crown.

                     RESTRICTIONS ON OWNERSHIP AND TRANSFER

         The shares represented by this certificate are subject to restrictions on ownership and transfer for the purpose of Crown's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Except as otherwise provided pursuant to the Declaration of Crown, no person may beneficially own or constructively own in excess of 9.8% of the value of the then-outstanding capital shares of Crown, with certain further restrictions and exceptions set forth in Crown's Declaration. Transfer or ownership of shares in violation of the foregoing restrictions causes such shares to be automatically converted into Excess Shares. Excess Shares have limited economic rights and no voting rights, and Crown has an option to redeem Excess Shares under certain circumstances. In addition, notwithstanding any other provision of the Declaration to the contrary, any purported acquisition of shares by Crown that would result in the disqualification of Crown as a real estate investment trust shall be null and void ab initio. All capitalized terms in this legend have the meanings ascribed to them in the Declaration, a copy of which, including the restrictions on transfer and ownership, will be furnished, without charge, to each holder of shares of Crown who directs a request therefore to the secretary of Crown at the principal office of Crown.

         The following abbreviations, when used in the inscription of the face of this Certificate, shall be construed as though they were written out in full according to applicable laws and regulations:

TEN COMM -- as tenants in common                 UNIF GIFT MIN ACT _____ (Cust) Custodian
TEN ENT  -- as tenants by the entireties                           _____ (Minor) under
JT TEN   -- as joint tenants with rights                           Uniform Gifts to Minors Act
            of survivorship and not as                             _____ (State)
            tenants in common

                                                 UNIF TRF MIN ACT  _____ (Cust) Custodian
                                                                   (until age __) _____
                                                                   (Minor) under Uniform
                                                                   Transfers to Minors Act
                                                                   ________ (State)

         Additional abbreviations may also be used though not in the above list.

         FOR VALUE RECEIVED, ______________________ hereby sell, assign and transfer unto


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PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________

________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)


___________________ shares represented by this Certificate, and do hereby irrevocably constitute and appoint __________________________ attorney to transfer the said shares on the books of Crown with full power in substitution in the premises.

Date:________________________          X _______________________________________

                                       X _______________________________________

                               NOTICE: The signature(s) to this assignment must correspond with the name(s) as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed


By__________________________________________
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.